Standard Lease Addendum No. 2
to Lease

By and Between (Lessor): Green Bridge Capital Partners IV, LLC.

Lessee: Ethos Environmental, Inc. a Nevada corporation

Address of Premises:	6800 Gateway Park Drive, Units 1, 2, 3, & 4
San Diego, California 92154

Paragraph 52. Maintenance, Repairs and Utility Installations

Paragraph 7.1 of the Lease is modified by inserting the following language at the end of sub-paragraph (a) of the paragraph numbered 7.1:

Lessor acknowledges that certain equipment or facilities at the Leased premises, including, without limitation, certain facilities and structures not installed by Lessee, such as building plumbing, HVAC equipment, electrical, lighting facilities, fire protection system(s), exterior walls, foundations, roofs, roof coverings, roof penetrations, roof drainage systems, landscaping, driveways, parking lots, fences, retaining walls, sidewalks, parkways located adjacent to the Leased Premises, Utility Installations no matter where located, the landscaping irrigation systems, and the structural and exterior of the building and its walls where the leased premises is located are owned by the Gateway Park Owner’s Association (“Owner’s Association”). The Lessor and Lessee each acknowledge that under the Covenants, Conditions & Restrictions (“CC&Rs”) to which this Lease is subject, only an Owner has legal standing to assert rights to compel the Owner’s Association to make repairs and replacements to the structural components of the building, Utility Installations, the roof and exterior portions of the building that may be covered by the language of this paragraph 7.1 and paragraph 7.1 (a) and paragraph 7.1(b), below. Lessor and Lessee covenant and agree to cooperate and to consult with each other regarding the obligations set forth in Paragraph 7.1 of the Lease, and if necessary, Lessor shall initiate action to compel the Owner’s Association to perform its maintenance obligations under the CC&Rs, provided, however, Lessor may designate Lessee as a representative for the limited purpose of compelling the Owner’s Association to perform its obligations under the CC&Rs to keep the Premises, Utility Installations and Alterations in good order, condition and repair as required by Paragraphs 7.1 (a) and (b) of this Lease to keep all of the items listed in this paragraph in good order, condition and repair.